Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT the undersigned Michel Konczaty, the Deputy Chief Operating Officer of BNP Paribas, for and on behalf of BNP Paribas (the “Filer”), hereby constitutes and appoints each of Yael Tzipori, Susie Choi, Molka Langar and Emmeline Travers, signing singly, the Filer’s true and lawful attorney-in-fact to:

(1)         prepare, execute and submit, for and on behalf of the Filer, to the United States Securities and Exchange Commission (the “SEC”) a Form ID, Uniform Application for Access Codes to File on EDGAR and any other documents necessary or appropriate to obtain codes and passwords enabling the Filer to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC;

(2)         execute for and on behalf of the Filer, in the Filer’s capacity as a beneficial owner of securities of First Hawaiian, Inc. (the “Company”), Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder, and any other forms or reports the Filer may be required to file in connection with the Filer’s ownership, acquisition, or disposition of securities of the Company;

(3)         do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or Form ID or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the Filer, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned, for and on behalf of the Filer, hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned, for and on behalf of the Filer, acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Filer, are not assuming any of the Filer’s responsibilities to comply with Section 16 of the Exchange Act.

The undersigned, for and on behalf of the Filer, agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact.  The Filer also agrees to indemnify and hold harmless each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the Filer is no longer required to file Forms 3, 4 and 5 with respect to the Filer’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the Filer in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned, for and on behalf of the Filer, has caused this Power of Attorney to be executed as of this 29th day of July, 2016.

/s/ Michel Konczaty
Signature

Michel Konczaty
Name

Deputy Chief Operating Officer
Title